PRESS RELEASE
FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Reports Third Quarter 2018 Financial Results
2018 Third Quarter Significant Items (GAAP)

•
Announced proposed merger with Veritex Holdings, Inc. on July 24, 2018.  Veritex has filed regulatory applications with applicable regulators and a registration statement with the U.S. Securities and Exchange Commission that the SEC declared effective on October 12, 2018

•	Third quarter 2018 net income totaled $15.6 million, an increase of 36.7% from the third quarter 2017

•	Diluted earnings per common share were $0.41 for the third quarter 2018

•	Annualized return on average assets was 1.42% during the third quarter 2018

•	Third quarter 2018 efficiency ratio was 53.64%

•
Total loans increased $143.9 million during third quarter 2018, an annualized rate of 17.8%; annualized loan production through the third quarter of 2018 totaled $1.3 billion, a 44.9% increase over the prior year

2018 Third Quarter Significant Items (Non-GAAP)

•	Third quarter 2018 net operating earnings, which excludes $3.0 million in merger-related costs, totaled $18.6 million, or $0.49 per diluted share

•	Annualized operating return on average tangible common equity totaled 19.0% during the third quarter 2018

•	Annualized operating return on average assets was 1.69% during the third quarter 2018

•	Third quarter 2018 operating efficiency ratio was 47.07%, representing the 6th consecutive quarter below 50.0%
Houston, TX – October 22, 2018 – Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company (“Green Bancorp” or the “Company”) that operates Green Bank, N.A. (“Green Bank”), today announced results for its third quarter and nine months ended September 30, 2018.  The Company reported net income for the quarter of $15.6 million, or $0.41 per diluted common share.
Manny Mehos, Chairman and Chief Executive Officer of Green Bancorp, said, “The Company produced record operating earnings and financial metrics during the third quarter 2018 reflecting continued focus and execution.  I am proud of the team for producing this level of financial results while also working with Veritex Holdings Inc. on integration planning.  I remain excited about the proposed merger of Veritex and the Company and look forward to seeing the benefits of this proposed merger proven out over 2019 and beyond.”
Geoff Greenwade, President of Green Bancorp and Chief Executive Officer of Green Bank, commented, “We are pleased with our third quarter 2018 strong loan growth of $144 million, or 17.8% annualized. This growth was driven by a nice mix of commercial and industrial, commercial real estate, construction and residential mortgage lending. The primary reasons for this higher than normal growth are the strong economies of Houston and Dallas-Fort Worth, banker capacity for new business, normal level of paydowns and having room to grow in most of our loan concentration categories.”

Results of Operations - Quarter Ended September 30, 2018 compared with Quarter Ended June 30, 2018

Net income for the quarter ended September 30, 2018 was $15.6 million, a decrease of $824 thousand, or 5.0%, compared with $16.4 million for the quarter ended June 30, 2018. Net income per diluted common share was $0.41 for the quarter ended September 30, 2018, compared with $0.44 for the quarter ended June 30, 2018. The decrease in net income for the quarter ended September 30, 2018 is primarily due to $3.0 million in merger-related costs recognized in the quarter. During the quarter ended September 30, 2018, provision for loan losses decreased $1.6 million, or 83.1%. Returns on average assets and average common equity, each on an annualized basis, for the quarter ended September 30, 2018 were 1.42% and 12.75%, respectively. Green Bancorp’s efficiency ratio, which represents noninterest expense divided by the sum of net interest income and noninterest income, was 53.64% for the quarter ended September 30, 2018.

Net interest income before provision for loan losses for the quarter ended September 30, 2018 decreased $242 thousand, or 0.6%, to $39.5 million, compared with $39.8 million for the quarter ended June 30, 2018.  The decrease in net interest income was comprised of a $1.7 million, or 3.4%, increase in interest income, offset by a $1.9 million, or 18.5%, increase in interest expense. The increase in interest expense was primarily due to a 0.15% increase in the cost of interest-bearing transaction and savings accounts, a 0.21% increase in the cost of certificates of deposit and a 0.18% increase in the cost of other borrowed funds. Net interest margin for the quarter ended September 30, 2018 was 3.78%, compared with 3.94% for the quarter ended June 30, 2018.

Noninterest income for the quarter ended September 30, 2018 was $5.5 million, in line with the quarter ended June 30, 2018.

Noninterest expense for the quarter ended September 30, 2018 was $24.1 million, an increase of $1.5 million, or 6.6%, from $22.6 million for the quarter ended June 30, 2018.  The increase was primarily due to $3.0 million in merger-related costs, offset by a $813 thousand decrease in professional and regulatory fees and a $680 thousand decrease in reserve for unfunded commitments.

Total loans, which includes loans held for investment and loans held for sale, at September 30, 2018 were $3.4 billion, an increase of $143.9 million, or 4.5%, when compared with June 30, 2018.  The increase was primarily due to increases of $72.3 million in commercial and industrial loans, $41.4 million in commercial real estate loans, $22.7 million in construction and land loans and $13.9 million in residential mortgage loans, offset by a reduction of $7.7 million in mortgage warehouse loans.  At September 30, 2018, energy loans totaled $37.5 million, or 1.1%, of total loans. SBA loans comprised the balance of loans held for sale at September 30, 2018.

Deposits at September 30, 2018 were $3.4 billion, a decrease of $11.6 million, or 0.3%, compared with June 30, 2018.  The net decrease is comprised of a $59.6 million, or 4.7%, decrease in interest-bearing transaction and savings deposits offset by increases of $39.0 million, or 3.0%, in time deposits and a $9.1 million, or 1.1%, in noninterest-bearing deposits.  Noninterest-bearing deposits totaled 24.4% of total deposits at September 30, 2018. Average deposits increased $15.2 million, or 0.4%, for the quarter ended September 30, 2018, compared with the prior quarter.

Asset Quality - Quarter Ended September 30, 2018 compared with Quarter Ended June 30, 2018

Nonperforming assets totaled $72.5 million, or 1.64% of period end total assets, at September 30, 2018, an increase of $12.9 million, or 21.6%, compared with $59.6 million, or 1.36% of period end total assets, at June 30, 2018.  The increase was due to increases in nonaccrual loans and real estate acquired through foreclosure. Accruing loans classified as troubled debt restructures and included in the nonperforming asset totals were $3.0 million at September 30, 2018.  Real estate acquired through foreclosure totaled $2.5 million at September 30, 2018.

The allowance for loan losses was 1.05% of total loans held for investment at September 30, 2018, compared with 1.09% of total loans held for investment at June 30, 2018.  At September 30, 2018, the Company’s allowance for loan losses to total loans held for investment, excluding acquired loans that are accounted for under ASC 310-20 and ASC 310-30 and their related allowance, was 1.12%.  Further, the allowance for loan losses plus acquired loan net discount to total loans held for investment adjusted for acquired loan net discount was 1.08% as of September 30, 2018.

The Company recorded a provision for loan losses of $320 thousand for the quarter ended September 30, 2018, down from the $1.9 million provision for loan losses recorded for the quarter ended June 30, 2018.  The decrease in the provision for the third quarter of 2018 was primarily due to a $1.6 million reduction in the specific reserves for a syndicated health care credit, which offset the addition of general reserves due to loan growth.
Net charge-offs were $220 thousand, or 0.01% of average loans, for the quarter ended September 30, 2018, compared with net charge-offs of $5.0 million, or 0.16% of average loans, for the quarter ended June 30, 2018.
Results of Operations – Nine Months Ended September 30, 2018 compared with Nine Months Ended September 30, 2017

Net income for the nine months ended September 30, 2018 was $41.4 million, compared with net income of $31.5 million for the nine months ended September 30, 2017. Net income per diluted common share was $1.10 for the nine months ended September 30, 2018, compared with net income per diluted common share of $0.85 for the nine months ended September 30, 2017.  The Company recorded a provision for loan losses of $11.9 million, which included $4.5 million in reserves on the energy portfolio and $4.3 million to a syndicated healthcare credit.  The provision for loan losses was $10.0 million for the same period in 2017, which included $7.3 million related to the energy portfolio.  Net charge-offs were $7.9 million for the nine months ended September 30, 2018, which included $6.5 million of energy loans, compared with net charge-offs of $2.8 million for the nine months ended September 30, 2017.

Net interest income before provision for loan losses for the nine months ended September 30, 2018 was $117.5 million, an increase of $13.3 million, or 12.8%, compared with $104.2 million during the nine months ended September 30, 2017. The increase in net interest income was comprised of a $22.2 million, or 17.5%, increase in interest income, offset by a $8.9 million, or 39.2%, increase in interest expense. The increase in interest income was primarily due to a $18.5 million increase in loan income, driven by a $132.5 million, or 4.3%, increase in average balance and a 57 basis point increase in yield, and a $2.7 million increase in securities income due to a $52.8 million, or a 8.1%, increase in average balance and a 35 basis point increase in yield. The increase in interest expense was comprised of increases of $3.6 million in other borrowed funds, due to a $134.9 million increase in average balance, and a 103 basis point increase in rate, $3.0 million in time deposits due to a 34 basis point increase in rate on an average balance that decreased by $25.7 million and $2.2 million in interest-bearing demand and savings deposits, due to a 27 basis point increase in rate on an average balance that decreased by $88.7 million. Net interest margin for the nine months ended September 30, 2018 was 3.86%, compared with 3.59% for the nine months ended September 30, 2017.

Noninterest income for the nine months ended September 30, 2018 was $16.1 million, an increase of $1.5 million, or 10.5%, compared with $14.6 million for the nine months ended September 30, 2017. This increase was primarily due to a $1.2 million positive change in loss on sale of held for sale loans, a $1.0 million increase in customer service fees and $490 thousand increase in derivative income, offset by a $1.3 million decrease in gain on sale of guaranteed portion of loans.

Noninterest expense for the nine months ended September 30, 2018 was $68.8 million, an increase of $8.3 million, or 13.7%, compared with $60.5 million for the nine months ended September 30, 2017.  The increase was primarily due to increases of $3.4 million in salaries and employee benefits, $3.0 million in merger-related costs and $1.6 million in the reserve for unfunded commitments.

Total loans, which includes loans held for investment and loans held for sale, at September 30, 2018 were $3.4 billion, an increase of $281.5 million, or 9.1%, compared with $3.1 billion at September 30, 2017. The increase was primarily due to increases of $216.4 million in commercial and industrial loans, $64.7 million in commercial real estate loans, $27.3 million in owner occupied commercial loans, $14.0 million in residential mortgage loans and $13.8 million in mortgage warehouse loans, offset by loan reductions of $40.6 million in construction and land loans and $3.9 million in consumer and other loans.

Deposits at September 30, 2018 were $3.4 billion, an increase of $6.2 million, or 0.2%, compared with September 30, 2017.  Noninterest-bearing demand deposits increased $149.5 million, or 21.8%, and time deposits increased $18.6 million, or 1.4%, during the nine months ended September 30, 2018, offset by a decrease of $161.9 million, or 11.7%, of interest-bearing transaction and savings deposits. Average deposits increased $23.3 million, or 0.7%, to $3.4 billion for the nine months ended September 30, 2018, compared with the same period of 2017. Average noninterest-bearing deposits for the nine months ended September 30, 2018 were $809.9 million, an increase of $137.7 million, or 20.5%, compared with the same period in 2017.

Dividend Information
On October 19, 2018, Green Bancorp’s Board of Directors declared a regular quarterly cash dividend of $0.10 per share on its outstanding shares of common stock, payable on November 21, 2018 to shareholders of record as of November 7, 2018.
Non-GAAP Financial Measures

Green Bancorp’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance.  Specifically, Green Bancorp reviews tangible book value per common share, the tangible common equity to tangible assets ratio, the return on average tangible common equity ratio, allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans, allowance for loan losses plus acquired loans net discount to total loans held for investment adjusted for acquired loan net discount, operating earnings, pre-tax, pre-provision operating earnings, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio.  Green Bancorp has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

Green Bancorp will discuss the Company’s third quarter 2018 financial results and integration planning between Veritex Holdings, Inc. and the Company on a joint investor conference call with Veritex on Tuesday, October 23, 2018 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/m6/p/zgngdw7i and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at 1-877-703-9880.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website,
www.greenbank.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #2178309. This replay, as well as the webcast, will be available until October 30, 2018.

To learn more about Green Bancorp, please visit the Company's website at www.greenbank.com.  Green Bancorp uses its website as a channel of distribution for material Company information.  Financial and other material information regarding Green Bancorp is routinely posted on the Company's website and is readily accessible.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp is a bank holding company that operates Green Bank in the Houston and Dallas metropolitan areas and Austin, Louisville and Honey Grove.  Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Important Additional Information will be Filed with the SEC

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between Veritex and Green. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed transaction, on October 10, 2018, Veritex filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive Registration Statement on Form S-4 (File No. 333-227161) containing a joint proxy statement of Veritex and Green and a prospectus of Veritex (the “Joint Proxy/Prospectus”), and each of Veritex and Green may file with the SEC other documents regarding the proposed transaction, including amendments to the Joint Proxy/Prospectus. Veritex and Green began mailing the definitive Joint Proxy/Prospectus to their respective shareholders on October 15, 2018. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR

ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY VERITEX AND/OR GREEN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC by Veritex and/or Green (when available) through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC by Veritex and/or Green (when available) can also be obtained by directing a request to Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, or by directing a request to Green Bancorp, Inc., 4000 Greenbriar Street, Houston, Texas 77098.

Participants in the Solicitation

Veritex, Green and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Green or Veritex in respect of the proposed transaction. Information regarding (i) Veritex’s directors and executive officers is available in (x) its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 3, 2018, and (y) the Joint Proxy/Prospectus in the Form S-4, which was filed with the SEC by Veritex on October 10, 2018, and (ii) Green’s directors and executive officers is available in (x) its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 13, 2018, and (ii) the Joint Proxy/Prospectus in the Form S-4, which was filed with the SEC by Veritex on October 10, 2018.  Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance, outcomes or achievements to be materially different from any future results, performance, outcomes or achievements expressed or implied by such forward-looking statements.   Forward-looking statements include, without limitation, statements relating to the impact Green or Veritex expect the proposed transaction to have on the combined entity’s operations, financial condition, and financial results, and Green’s or Veritex’s expectations about the ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies expected to be realized as a result of the proposed transaction.  The forward-looking statements may also include statements about Green’s, Veritex’s or the combined company’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material.  Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.  Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals or other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, changes in Veritex’s share price before closing, that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the proposed transaction may not be fully realized or may take longer to realize than expected, disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex and/or Green have business relationships, diversion of management time on transaction-related issues, risks relating to the potential dilutive effect of shares of Veritex common stock to be issued in the proposed transaction, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Veritex and Green.  We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2017, the Annual Report on Form 10-K filed by Green for the year ended December 31, 2017, the Joint Proxy/Prospectus in the Form S-4 filed by Veritex on October 10, 2018 and any updates to those risk factors set forth in Veritex’s and Green’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and

other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov.  If one or more events related to these or other risks or uncertainties materialize, or if Green’s or Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex or Green anticipates.  Accordingly, you should not place undue reliance on any such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  Neither Veritex nor Green undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.  All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

In addition to factors previously disclosed in Green Bancorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Media & Investor Relations Contacts:

Geoff Greenwade	Terry Earley
President	Chief Financial Officer
713-275-8203	713-316-3672
ggreenwade@greenbank.com	tearley@greenbank.com

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017

	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$141,090	$231,251	$142,144	$140,681	$179,463
Securities	673,089	699,863	729,146	718,814	707,989
Other investments	44,775	42,962	38,157	27,283	22,443

Loans held for sale	7,627	4,992	7,461	7,156	17,673
Loans held for investment	3,363,354	3,222,108	3,136,336	3,190,485	3,071,761
Total Loans	3,370,981	3,227,100	3,143,797	3,197,641	3,089,434
Allowance for loan losses	(35,186)	(35,086)	(38,233)	(31,220)	(33,480)
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles, net	7,584	7,881	8,187	8,503	8,835
Real estate acquired through foreclosure	2,532	802	802	802	802
Premises and equipment, net	28,873	29,178	23,694	24,002	29,733
Bank owned life insurance	56,457	56,066	55,682	55,302	35,053
Other assets	44,388	46,369	36,580	34,817	35,362
Total assets	$4,419,874	$4,391,677	$4,225,247	$4,261,916	$4,160,925

Noninterest-bearing deposits	$833,827	$824,753	$849,297	$803,210	$684,329
Interest-bearing transaction and savings deposits	1,221,640	1,281,255	1,337,973	1,331,601	1,383,514
Certificates and other time deposits	1,359,005	1,320,042	1,266,457	1,262,332	1,340,410
Total deposits	3,414,472	3,426,050	3,453,727	3,397,143	3,408,253
Securities sold under agreements to repurchase	3,502	4,141	4,948	5,173	5,867
Other borrowed funds	437,000	412,000	230,000	325,000	215,000
Subordinated debentures and subordinated notes	48,161	48,019	47,878	47,737	47,596
Other liabilities	26,535	21,974	19,816	23,068	21,898
Total liabilities	3,929,670	3,912,184	3,756,369	3,798,121	3,698,614
Shareholders' equity	490,204	479,493	468,878	463,795	462,311
Total liabilities and equity	$4,419,874	$4,391,677	$4,225,247	$4,261,916	$4,160,925

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$46,612	$44,479	$41,799	$39,870	$39,549	$132,890	$114,396
Securities	4,277	4,734	4,558	4,446	4,337	13,569	10,848
Other investments	360	341	300	241	221	1,001	606
Deposits in financial institutions and fed funds sold	651	659	493	671	432	1,803	1,172
Total interest income	51,900	50,213	47,150	45,228	44,539	149,263	127,022
Interest expense:
Transaction and savings deposits	3,393	3,023	2,464	2,588	2,502	8,880	6,710
Certificates and other time deposits	5,671	4,712	4,071	4,017	4,042	14,454	11,435
Subordinated debentures and subordinated notes	1,120	1,109	1,079	1,065	1,059	3,308	3,151
Other borrowed funds	2,197	1,608	1,294	738	657	5,099	1,499
Total interest expense	12,381	10,452	8,908	8,408	8,260	31,741	22,795
Net interest income	39,519	39,761	38,242	36,820	36,279	117,522	104,227
Provision for loan losses	320	1,897	9,663	4,405	2,300	11,880	9,955
Net interest income after provision for loan losses	39,199	37,864	28,579	32,415	33,979	105,642	94,272
Noninterest income:
Customer service fees	2,874	2,578	2,395	2,273	2,365	7,847	6,830
Loan fees	942	996	833	704	871	2,771	2,811
Gain (loss) on sale of available-for-sale securities, net	—	66	—	—	(332)	66	(38)
(Loss) gain on held for sale loans, net	—	—	—	(1,098)	(1,294)	—	(1,210)
Gain on sale of guaranteed portion of loans, net	705	1,112	941	1,648	1,302	2,758	4,107
Other	952	733	989	401	478	2,674	2,084
Total noninterest income	5,473	5,485	5,158	3,928	3,390	16,116	14,584
Noninterest expense:
Salaries and employee benefits	13,729	13,640	13,601	14,996	12,487	40,970	37,546
Occupancy	2,068	2,263	2,077	2,069	2,080	6,408	6,125
Professional and regulatory fees	1,359	2,172	2,261	2,241	2,331	5,792	6,627
Data processing	923	1,029	972	981	924	2,924	2,827
Software license and maintenance	732	703	716	636	464	2,151	1,391
Marketing	354	257	176	259	154	787	516
Loan related	587	467	47	632	271	1,101	1,172
Merger costs	2,955	—	—	—	—	2,955	—
Other	1,425	2,114	2,203	1,768	1,356	5,742	4,313
Total noninterest expense	24,132	22,645	22,053	23,582	20,067	68,830	60,517
Income before income taxes	20,540	20,704	11,684	12,761	17,302	52,928	48,339
Provision for income taxes	4,943	4,283	2,322	10,142	5,895	11,548	16,822
Net income	$15,597	$16,421	$9,362	$2,619	$11,407	$41,380	$31,517

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

	(Dollars in thousands)
Per Share Data (Common Stock):
Basic earnings per common share	$0.42	$0.44	$0.25	$0.07	$0.31	$1.11	$0.85
Diluted earnings per share	0.41	0.44	0.25	0.07	0.31	1.10	0.85
Book value per common share	13.12	12.86	12.62	12.50	12.46	13.12	12.46
Tangible book value per common share (1)	10.63	10.36	10.10	9.97	9.93	10.63	9.93

Common Stock Data:
Shares outstanding at period end	37,368	37,289	37,163	37,103	37,096	37,368	37,096
Weighted average basic shares outstanding for the period	37,339	37,274	37,341	37,103	37,056	37,259	37,023
Weighted average diluted shares outstanding for the period	37,726	37,646	37,586	37,393	37,332	37,652	37,273

Selected Performance Metrics:
Return on average assets(2)	1.42%	1.54%	0.90%	0.25%	1.10%	1.29%	1.03%
Pre-tax, pre-provision operating return on average assets(1)(2)	2.17	2.15	2.10	2.01	2.04	2.14	1.95
Return on average equity(2)	12.75	13.96	8.15	2.23	9.90	11.66	9.44
Return on average tangible common equity(1)(2)	16.01	17.65	10.47	3.02	12.74	14.77	12.27
Efficiency ratio	53.64	50.05	50.81	57.87	50.59	51.50	50.94
Loans to deposits ratio	98.50	94.05	90.81	93.92	90.13	98.50	90.13
Net interest margin	3.78	3.94	3.87	3.64	3.65	3.86	3.59
Noninterest expense to average assets(2)	2.20	2.13	2.13	2.23	1.93	2.15	1.98

Selected Performance Metrics - Operating:(1)
Diluted operating earnings per share	$0.49	$0.44	$0.26	$0.14	$0.33	$1.19	$0.87
Operating return on average assets (2)	1.69%	1.56%	0.93%	0.50%	1.20%	1.40%	1.06%
Operating return on average tangible common equity(2)	19.00	17.88	10.81	5.90	13.89	15.99	12.58
Operating efficiency ratio	47.07	49.45	49.90	47.69	46.49	48.79	49.89

(1)	Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(2)	Annualized ratio.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

	(Dollars in thousands)
Green Bancorp Capital Ratios:
Average shareholders’ equity to average total assets	11.1%	11.1%	11.1%	11.1%	11.1%	11.1%	10.9%
Tier 1 capital to average assets (leverage)	10.1	10.0	9.8	9.5	9.5	10.1	9.5
Common equity tier 1 capital	10.9	10.9	10.9	10.5	10.6	10.9	10.6
Tier 1 capital to risk-weighted assets	11.2	11.3	11.2	10.9	11.0	11.2	11.0
Total capital to risk-weighted assets	13.1	13.2	13.3	12.7	12.9	13.1	12.9
Tangible common equity to tangible assets(1)	9.2	9.0	9.1	8.9	9.1	9.2	9.1

Green Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	10.7%	10.6%	10.4%	10.1%	10.1%	10.7%	10.1%
Common equity tier 1 capital	12.0	12.0	12.0	11.6	11.8	12.0	11.8
Tier 1 capital to risk-weighted assets	12.0	12.0	12.0	11.6	11.8	12.0	11.8
Total capital to risk-weighted assets	12.9	13.0	13.0	12.4	12.6	12.9	12.6

(1)	Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,288,748	$46,612	5.62%	$3,157,297	$44,479	5.65%	$3,071,039	$39,549	5.11%
Securities	689,930	4,277	2.46	713,707	4,734	2.66	712,431	4,337	2.42
Other investments	43,655	360	3.27	39,660	341	3.45	26,009	221	3.37
Interest earning deposits in financial institutions and federal funds sold	126,021	651	2.05	138,916	659	1.90	134,868	432	1.27
Total interest-earning assets	4,148,354	51,900	4.96%	4,049,580	50,213	4.97%	3,944,347	44,539	4.48%
Allowance for loan losses	(36,003)			(36,863)			(32,395)
Noninterest-earning assets	247,893			240,640			219,754
Total assets	$4,360,244			$4,253,357			$4,131,706

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,236,585	$3,393	1.09%	$1,290,065	$3,023	0.94%	$1,349,701	$2,502	0.74%
Certificates and other time deposits	1,345,168	5,671	1.67	1,293,055	4,712	1.46	1,343,732	4,042	1.19
Securities sold under agreements to repurchase	3,964	1	0.10	4,941	2	0.16	5,943	2	0.13
Other borrowed funds	386,261	2,196	2.26	310,022	1,606	2.08	227,936	655	1.14
Subordinated debentures and subordinated notes	48,096	1,120	9.24	47,956	1,109	9.28	47,531	1,059	8.84
Total interest-bearing liabilities	3,020,074	12,381	1.63%	2,946,039	10,452	1.42%	2,974,843	8,260	1.10%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	830,040			813,512			679,851
Other liabilities	24,753			21,848			19,709
Total liabilities	3,874,867			3,781,399			3,674,403
Shareholders’ equity	485,377			471,958			457,303
Total liabilities and shareholders’ equity	$4,360,244			$4,253,357			$4,131,706

Net interest rate spread			3.33%			3.55%			3.38%
Net interest income and margin(1)		$39,519	3.78%		$39,761	3.94%		$36,279	3.65%

(1)    Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Nine Months Ended September 30,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,192,201	$132,890	5.57%	$3,059,750	$114,396	5.00%
Securities	707,717	13,569	2.56	654,913	10,848	2.21
Other investments	38,544	1,001	3.47	22,642	606	3.58
Interest earning deposits in financial institutions and federal funds sold	129,814	1,803	1.86	148,461	1,172	1.06
Total interest-earning assets	4,068,276	149,263	4.91%	3,885,766	127,022	4.37%
Allowance for loan losses	(35,047)			(30,717)
Noninterest-earning assets	239,942			226,984
Total assets	$4,273,171			$4,082,033

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,275,943	$8,880	0.93%	$1,364,649	$6,710	0.66%
Certificates and other time deposits	1,300,592	14,454	1.49	1,326,247	11,435	1.15
Securities sold under agreements to repurchase	4,697	5	0.14	4,640	5	0.14
Other borrowed funds	337,300	5,094	2.02	202,449	1,494	0.99
Subordinated debentures	47,957	3,308	9.22	47,486	3,151	8.87
Total interest-bearing liabilities	2,966,489	31,741	1.43%	2,945,471	22,795	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	809,941			672,278
Other liabilities	22,221			18,094
Total liabilities	3,798,651			3,635,843
Shareholders’ equity	474,520			446,190
Total liabilities and shareholders’ equity	$4,273,171			$4,082,033

Net interest rate spread			3.48%			3.34%
Net interest income and margin(1)		$117,522	3.86%		$104,227	3.59%

(1)    Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Average yield on interest-earning assets:
Loans, including fees	5.62%	5.65%	5.42%	5.13%	5.11%
Securities	2.46	2.66	2.57	2.47	2.42
Other investments	3.27	3.45	3.78	4.09	3.37
Interest-earning deposits in financial institutions and federal funds sold	2.05	1.90	1.61	1.35	1.27
Total interest-earning assets	4.96%	4.97%	4.77%	4.47%	4.48%

Average rate on interest-bearing liabilities:
Interest-bearing transaction and savings	1.09%	0.94%	0.77%	0.74%	0.74%
Certificates and other time deposits	1.67	1.46	1.31	1.24	1.19
Other borrowed funds	2.23	2.05	1.64	1.20	1.11
Subordinated debentures	9.24	9.28	9.15	8.86	8.84
Total interest-bearing liabilities	1.63%	1.42%	1.23%	1.12%	1.10%

Net interest rate spread	3.33%	3.55%	3.54%	3.35%	3.38%
Net interest margin(1)	3.78%	3.94%	3.87%	3.64%	3.65%

(1)     Net interest margin is equal to net interest income divided by interest-earning assets.
Supplemental Yield Trend

	For the Quarter Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Average yield on loans, excluding fees and discounts(2)	5.32%	5.12%	4.94%	4.74%	4.69%
Average cost of interest-bearing deposits	1.39	1.20	1.03	0.98	0.96
Average cost of total deposits, including noninterest-bearing	1.05	0.91	0.79	0.77	0.77

(2)    Average yield on loans, excluding fees and discounts, is equal to loan interest income divided by average loan principal.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Portfolio Composition

	Sep 30, 2018		Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017

	(Dollars in thousands)
Period End Balances
Loans held for investment:
Commercial & industrial	$1,142,733	34.0%	$1,070,420	33.2%	$1,038,715	33.1%	$1,066,266	33.4%	$926,382	30.2%
Mortgage warehouse	236,307	7.0	244,041	7.6	185,849	5.9	220,230	6.9	222,468	7.2
Real Estate:
Owner occupied commercial	435,667	13.0	436,153	13.5	435,366	13.9	415,230	13.0	408,398	13.3
Commercial	1,133,427	33.6	1,092,036	33.9	1,068,832	34.2	1,067,779	33.5	1,068,742	34.8
Construction, land & land development	153,257	4.6	130,533	4.1	148,732	4.7	164,952	5.2	193,856	6.3
Residential mortgage	249,046	7.4	235,192	7.3	242,529	7.7	238,580	7.5	235,089	7.7
Consumer and Other	12,917	0.4	13,733	0.4	16,313	0.5	17,448	0.5	16,826	0.5
Total loans held for investment	$3,363,354	100.0%	$3,222,108	100.0%	$3,136,336	100.0%	$3,190,485	100.0%	$3,071,761	100.0%

Deposits:
Noninterest-bearing	$833,827	24.4%	$824,753	24.1%	$849,297	24.6%	$803,210	23.6%	$684,329	20.1%
Interest-bearing transaction	229,686	6.7	234,653	6.8	248,680	7.2	200,769	5.9	201,860	5.9
Money market	921,268	27.0	969,606	28.4	1,004,174	29.0	1,041,954	30.7	1,085,433	31.9
Savings	70,686	2.1	76,996	2.2	85,119	2.5	88,878	2.6	96,221	2.8
Certificates and other time deposits	1,359,005	39.8	1,320,042	38.5	1,266,457	36.7	1,262,332	37.2	1,340,410	39.3
Total deposits	$3,414,472	100.0%	$3,426,050	100.0%	$3,453,727	100.0%	$3,397,143	100.0%	$3,408,253	100.0%

Loan to Deposit Ratio	98.5%		94.0%		90.8%		93.9%		90.1%

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Asset Quality

	As of and for the Quarter Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$60,211	$52,885	$55,565	$47,892	$43,656	$60,211	$43,656
Accruing loans 90 or more days past due	4,825	907	5,412	375	4,828	4,825	4,828
Restructured loans—nonaccrual	1,910	1,944	9,298	9,446	10,555	1,910	10,555
Restructured loans—accrual	3,009	3,055	13,623	13,093	18,251	3,009	18,251
Total nonperforming loans held for investment	69,955	58,791	83,898	70,806	77,290	69,955	77,290
Nonperforming loans held for sale	—	—	—	—	14,552	—	14,552
Real estate acquired through foreclosure	2,532	802	802	802	802	2,532	802
Total nonperforming assets	$72,487	$59,593	$84,700	$71,608	$92,644	$72,487	$92,644

Charge-offs:
Commercial and industrial	$(179)	$(5,300)	$(2,699)	$(6,447)	$(840)	$(8,178)	$(2,618)
Owner occupied commercial real estate	—	—	—	(126)	—	—	(961)
Construction, land & land development	—	—	—	—	—	—	(95)
Residential mortgage	—	—	—	(19)	—	—	—
Other consumer	(113)	(52)	(24)	(112)	(10)	(189)	(144)
Total charge-offs	(292)	(5,352)	(2,723)	(6,704)	(850)	(8,367)	(3,818)

Recoveries:
Commercial and industrial	$4	$4	$8	$6	$12	$16	$670
Owner occupied commercial real estate	—	—	—	—	—	—	4
Commercial real estate	2	5	2	1	4	9	7
Construction, land & land development	—	—	—	2	1	—	75
Residential mortgage	42	290	15	27	21	347	94
Other consumer	24	9	48	3	1	81	129
Total recoveries	72	308	73	39	39	453	979

Net charge-offs	$(220)	$(5,044)	$(2,650)	$(6,665)	$(811)	$(7,914)	$(2,839)

Allowance for loan losses at end of period	$35,186	$35,086	$38,233	$31,220	$33,480	$35,186	$33,480

Asset Quality Ratios:
Nonperforming assets to total assets	1.64%	1.36%	2.00%	1.68%	2.23%	1.64%	2.23%
Nonperforming loans to total loans held for investment	2.08	1.82	2.68	2.22	2.52	2.08	2.52
Total classified assets to total regulatory capital	26.32	26.04	27.99	28.61	32.21	26.32	32.21
Allowance for loan losses to total loans held for investment	1.05	1.09	1.22	0.98	1.09	1.05	1.09
Net charge-offs to average loans outstanding	0.01	0.16	0.08	0.22	0.03	0.25	0.09

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

We identify certain financial measures discussed in this release as being “non‑GAAP financial measures.” In accordance with the SEC’s rules, we classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non‑GAAP financial measures or both.

The non‑GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‑GAAP financial measures that we discuss in this release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‑GAAP financial measures we have discussed in this release when comparing such non‑GAAP financial measures.

Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017

	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$490,204	$479,493	$468,878	$463,795	$462,311
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,584	7,881	8,187	8,503	8,835
Tangible common equity	$397,329	$386,321	$375,400	$370,001	$368,185
Common shares outstanding(1)	37,368	37,289	37,163	37,103	37,096
Book value per common share(1)	$13.12	$12.86	$12.62	$12.50	$12.46
Tangible book value per common share(1)	$10.63	$10.36	$10.10	$9.97	$9.93

(1)    Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 618,289 as of Sep 30, 2018; 626,923 as of Jun 30, 2018; 627,059 as of Mar 31, 2018; 754,110 as of Dec 31, 2017; and 467,257 as of Sep 30, 2017.

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017

	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$490,204	$479,493	$468,878	$463,795	$462,311
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,584	7,881	8,187	8,503	8,835
Tangible common equity	$397,329	$386,321	$375,400	$370,001	$368,185
Tangible Assets
Total assets	$4,419,874	$4,391,677	$4,225,247	$4,261,916	$4,160,925
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,584	7,881	8,187	8,503	8,835
Tangible assets	$4,326,999	$4,298,505	$4,131,769	$4,168,122	$4,066,799
Tangible Common Equity to Tangible Assets	9.18%	8.99%	9.09%	8.88%	9.05%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Return on Average Tangible Common Equity.  Return on average tangible common equity is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) average tangible common equity as average shareholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; (b) net income less the effect of intangible assets as net income plus amortization of core deposit intangibles, net of taxes; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of intangible assets.  Goodwill and other intangible assets, including core deposit intangibles, have the effect of increasing total shareholders’ equity, while not increasing our tangible common equity.  This measure is particularly relevant to acquisitive institutions who may have higher balances in goodwill and other intangible assets than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income excluding amortization of core deposit intangibles, net of tax to net income and presents our return on average tangible common equity:

	As of and for the Quarter Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

	(Dollars in thousands)
Net income adjusted for amortization of core deposit intangibles
Net income	$15,597	$16,421	$9,362	$2,619	$11,407	$41,380	$31,517
Adjustments:
Plus: Amortization of core deposit intangibles	297	306	316	330	380	919	1,140
Less: Tax benefit at the statutory rate	62	64	66	116	133	193	399
Net income (loss) adjusted for amortization of core deposit intangibles	$15,832	$16,663	$9,612	$2,833	$11,654	$42,106	$32,258

Average Tangible Common Equity
Total average shareholders’ equity	$485,377	$471,958	$466,015	$465,859	$457,303	$474,520	$446,190
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	7,726	8,029	8,343	8,661	9,065	8,030	9,454
Average tangible common equity	$392,360	$378,638	$372,381	$371,907	$362,947	$381,199	$351,445
Return on Average Tangible Common Equity (Annualized)	16.01%	17.65%	10.47%	3.02%	12.74%	14.77%	12.27%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Allowance for Loan Losses less Allowance for Loan Losses on Acquired Loans to Total Loans Held for Investment excluding Acquired Loans.  The allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans is a non‑GAAP measure used by management to evaluate the Company’s financial condition.  Due to the application of purchase accounting, we use this non-GAAP ratio that excludes that impact of these items to evaluate our allowance for loan losses to total loans held for investment.  We calculate: (a) total allowance for loan losses less allowance for loan losses on acquired loans as allowance for loan losses less the allowance for loan losses on acquired loans; (b) total loans held for investment excluding acquired loans as total loans held for investment less the carrying value of acquired loans accounted for under ASC topics 310-20 and 310-30; and (c) allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans as the allowance for loan losses less allowance for loan losses on acquired loans (as calculated in clause (a)) divided by total loans held for investment excluding acquired loans (as calculated in clause (b)).  For allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans held for investment.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans.  The acquired loans may have a premium or discount associated with them that includes a potential credit loss component with similar characteristics to the allowance for loan losses.  This measure reports the allowance for loan loss coverage to only those loans not accounted for pursuant to ASC topics 310-20 and 310-30 which may assist the investor in evaluating the allowance coverage of loans excluding acquired loans.

The following table reconciles, as of the dates set forth below, allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans:

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017

	(Dollars in thousands)
Allowance for loan losses less allowance for loan losses on acquired loans
Allowance for loan losses	$35,186	$35,086	$38,233	$31,220	$33,480
Less: Allowance for loan losses on acquired loans	801	934	1,698	1,242	1,326
Total allowance for loan losses less allowance for loan losses on acquired loans	$34,385	$34,152	$36,535	$29,978	$32,154

Total loans held for investment excluding acquired loans
Total loans held for investment	$3,363,354	$3,222,108	$3,136,336	$3,190,485	$3,071,761
Less: Carrying value of acquired loans accounted for under ASC Topics 310-20 and 310-30	288,780	343,144	451,609	513,994	586,522
Total loans held for investment excluding acquired loans	$3,074,574	$2,878,964	$2,684,727	$2,676,491	$2,485,239
Allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans	1.12%	1.19%	1.36%	1.12%	1.29%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Allowance for Loan Losses plus Acquired Loan Net Discount to Total Loans Held for Investment adjusted for Acquired Loan Net Discount.  Allowance for loan losses plus acquired loan net discount to total loans held of investment adjusted for acquired loan net discount is a non‑GAAP measure used by management to evaluate the Company’s financial condition. We calculate: (a) allowance for loan losses plus acquired loan net discount as allowance for loan losses plus acquired loan net discount, net of accumulated amortization; (b) total loans held for investment adjusted for acquired loan net discount as total loans held for investment plus acquired loan net discount, net of accumulated amortization; and (c) allowance for loan losses plus acquired loan net discount to total loans held for investment adjusted for acquired loan net discount as allowance for loan losses plus acquired loan net discount (as calculated in clause (a)) divided by total loans held for investment adjusted for acquired loan net discount (as calculated in clause (b)).  For allowance for loan losses to total loans excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses plus the acquired loan net discount to total loans held for investment adjusted for the acquired loan net discount.  This measure reports the combined allowance for loan loss and acquired loan net discount (or premium) as a percentage of loans held for investment inclusive of the acquired loan net discount (or premium) which may assist the investor in evaluating allowance coverage on loans inclusive of additional discount or premium resulting from purchase accounting adjustments.

The following table reconciles, as of the dates set forth below, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount:

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017

	(Dollars in thousands)
Allowance for loan losses plus acquired loan net discount
Allowance for loan losses at end of period	$35,186	$35,086	$38,233	$31,220	$33,480
Plus: Net discount on acquired loans	1,284	1,627	3,495	4,371	5,112
Total allowance plus acquired loan net discount	$36,470	$36,713	$41,728	$35,591	$38,592

Total loans held for investment adjusted for acquired loan net discount
Total loans held for investment	$3,363,354	$3,222,108	$3,136,336	$3,190,485	$3,071,761
Plus: Net discount on acquired loans	1,284	1,627	3,495	4,371	5,112
Total loans held for investment adjusted for acquired loan net discount	$3,364,638	$3,223,735	$3,139,831	$3,194,856	$3,076,873
Allowance for loan losses plus acquired loan net discount loans to total loans held for investment adjusted for acquired loan net discount	1.08%	1.14%	1.33%	1.11%	1.25%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income (loss) plus loss (gain) on sale of securities available-for-sale, net, plus loss (gain) on held for sale loans, net, plus stock based compensation expense for performance option vesting, plus shelf and secondary offering expenses. We calculate (b) pre-tax, pre-provision operating earnings as (a) operating earnings plus provision (benefit) for income taxes, plus provision for loan losses.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating earnings and pre-tax, pre-provision operating earnings and related metrics:

	As of and for the Quarter Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

	(Dollars in thousands)
Operating Earnings
Net Income (loss)	$15,597	$16,421	$9,362	$2,619	$11,407	41,380	31,517
Plus: Loss (gain) on sale of securities available-for-sale, net	—	(66)	—	—	332	(66)	38
Plus: Loss on held for sale loans, net	—	—	—	1,098	1,294	—	1,210
Plus: Stock based compensation expense for performance option vesting	—	—	—	3,051	—	—	—
Plus: Shelf and secondary offering expenses	—	337	397	—	—	734	—
Less: Tax benefit at the statutory rate	—	57	$83	1,452	569	$140	$437
Plus: Non-deductible merger costs	2,955	—	—	—	—	2,955	—
Net operating earnings	$18,552	$16,635	$9,676	$5,316	$12,464	$44,863	$32,328

Weighted average diluted shares outstanding	37,726	37,646	37,586	37,393	37,332	37,652	37,273
Diluted earnings per share	$0.41	$0.44	$0.25	$0.07	$0.31	1.10	0.85
Diluted operating earnings per share	0.49	0.44	0.26	0.14	0.33	1.19	0.87

Pre-Tax, Pre-Provision Operating Earnings
Net Income (loss)	$15,597	$16,421	$9,362	$2,619	$11,407	$41,380	$31,517
Plus: Provision (benefit) for income taxes	4,943	4,283	2,322	10,142	5,895	11,548	16,822
Plus: Provision for loan losses	320	1,897	9,663	4,405	2,300	11,880	9,955
Plus: Loss (gain) on sale of securities available-for-sale, net	—	(66)	—	—	332	(66)	38
Plus: Loss (gain) on held for sale loans, net	—	—	—	1,098	1,294	—	1,210
Plus: Stock based compensation expense for performance option vesting	—	—	—	3,051	—	—	—
Plus: Shelf and secondary offering expenses	—	337	397	—	—	734	—
Plus: Merger costs	2,955	—	—	—	—	2,955	—
Net pre-tax, pre-provision operating earnings	$23,815	$22,872	$21,744	$21,315	$21,228	$68,431	$59,542

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

	(Dollars in thousands)
Total average assets	$4,360,244	$4,253,357	$4,204,200	$4,204,105	$4,131,706	$4,273,171	$4,082,033
Pre-tax, pre-provision operating return on average assets (annualized)	2.17%	2.15%	2.10%	2.01%	2.04%	2.14%	1.95%

Average Total Assets	$4,360,244	$4,253,357	$4,204,200	$4,204,105	$4,131,706	4,273,171	4,082,033
Return on average assets	1.42%	1.54%	0.90%	0.25%	1.10%	1.29%	1.03%
Operating return on average assets (annualized)	1.69%	1.56%	0.93%	0.50%	1.20%	1.40%	1.06%

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$18,552	$16,635	$9,676	$5,316	$12,464	$44,863	$32,328
Adjustments:
Plus: Amortization of core deposit intangibles	297	306	316	330	380	919	1,140
Less: Tax benefit at the statutory rate	62	64	66	116	133	192	399
Operating earnings adjusted for amortization of core deposit intangibles	$18,787	$16,877	$9,926	$5,530	$12,711	$45,590	$33,069

Average Tangible Common Equity
Total average shareholders’ equity	$485,377	$471,958	$466,015	$465,859	$457,303	474,520	446,190
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	7,726	8,029	8,343	8,661	9,065	8,030	9,454
Average tangible common equity	$392,360	$378,638	$372,381	$371,907	$362,947	$381,199	$351,445
Operating return on average tangible common equity (Annualized), operating earnings	19.00%	17.88%	10.81%	5.90%	13.89%	15.99%	12.58%

Efficiency ratio	53.64%	50.05%	50.81%	57.87%	50.59%	51.50%	50.94%
Operating efficiency ratio	47.07%	49.45%	49.90%	47.69%	46.49%	48.79%	49.89%